UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 27, 2003	333-104448
Date of Report (Date of earliest event reported)	Commission File Number

IWT TESORO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	91-2048019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

191 Post Road West, Suite 10 Westport, Connecticut 06880
(Address of Principal Executive Offices) (Zip Code)

(203) 221-2770
(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS.

Exclusive Selected Dealer Agreement.

Effective October 28, 2003, the NASD has approved Noble International Investments, Inc. as the exclusive selected dealer of Tesoro’s offer and sale of up to 250,000 units pursuant to its registration statement filed with the SEC and effective on June 17, 2003, as amended.  Each unit, which sells $5.50 per unit, consists of one share of common stock and a warrant to purchase one share at $7.00 per share for three years.

Through Tesoro’s wholly owned subsidiary, International Wholesale Tile, Inc. (IWT), it provides hard floor and wall covering materials primarily ceramic, porcelain and stone tile to the new construction and remodeling industries for commercial and residential marketplaces. IWT distributes its products through a network of independently owned dealers and distributors, buying groups and home center retailers. IWT purchases its products primarily from foreign manufacturers.  While IWT sells its products throughout the United States, the majority of sales are currently in the Southeast.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2003		IWT TESORO CORPORATION

	/s/	Henry J. Boucher, Jr., President
	By:	Henry J. Boucher, Jr., President